REGISTRATION RIGHTS AGREEMENT

         This AGREEMENT is made October 28, 2002, by and among, Exus Networks, Inc., a Nevada corporation (hereinafter referred to as the "Issuer"), and New Millennium Development Group Inc, a Corporation with an address at 551 NE 8th Street Suite 600, Delray Beach, Florida 33487 ("Holder").


                                    RECITALS

         Holder is acquiring shares of Common Stock of the Issuer pursuant to an Asset Acquisition Agreement dated October 28, 2002 (the "Agreement"). It is a condition of the purchase that Issuer enter into this Agreement with Holder. All capitalized terms not defined herein shall have the meaning defined in the Agreement. The shares received by Holder pursuant to the Agreement are referred to in this Agreement as the "Shares."

1. Registration Rights.

         (a) Definitions. For purposes of this Section 1:

                (i) The term "Act" means the Securities Act of 1933, as amended, or any other statute in effect from time to time corresponding to such act.

                (ii) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

                (iii) The term "Registrable Securities" means (i) the Shares, and (ii) any securities of the Issuer issued as a dividend or other distribution with respect to, or in exchange or in replacement of, Registrable Securities. Registrable Securities, if transferred pursuant to an exemption from registration under the Act, will remain Registrable Securities.

               (iv) The term "Holder" means (i) any holder holding Registrable Securities originally acquired by such person, and (ii) any other person holding Registrable Securities to whom these registration rights have been transferred.

(b) Obligations of the Issuer.

                (A) Demand. The Issuer shall:

                           (i)  At any time after the Issuer has closed a public
offering of its securities (or otherwise caused its securities to be publicly traded) any Holder then holding in excess of fifty percent (50%) of the Registrable Securities may request the Issuer, in writing, to effect the registration of all or such portion of the Registrable Securities as such Holder shall specify; provided, that only two (2) demands may be made

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pursuant to this Section (A). The Issuer shall promptly give notice of such request to the other holders of Registrable Securities, who may then request, in writing, within ten (10) days after the giving of such notice by the Issuer to have any or all of their Registrable Securities included in the Demand Registration. The Issuer shall use its commercially reasonable best efforts to file, as promptly as reasonably practicable, but in any event no later than ninety (90) after receipt of such written request pursuant to this Section (A), a Registration Statement on Form S-3 (or any successor form) or on such other Form as may be required covering all Registrable Securities which the Issuer has been so requested to register (the "Demand Registrations").

                           (ii) Prepare and file with SEC such  amendments  and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                           (iii)Furnish to the Holders and deliver as directed
such numbers of copies of the registration statement with the a prospectus, including preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of all securities covered by such registration statement.

                           (iv) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling Holders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction.

                  (B) Piggyback Registration. If the Issuer at any time proposes to file a registration statement with respect to its Common Stock, whether (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), and other than in connection with
(A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan, or (ii) for the account of Holder or other Holders that have requested such registration (a "Requesting Securityholder"), then the Issuer shall in each case give written notice of such proposed filing to the Holder at least twenty (20) days before the anticipated filing date of any such registration statement by the Issuer, and such notice shall offer to the Holder the right to include Registrable Securities in such registration statement. If the Holder desires to have its Registrable Securities registered under this
Section 1(B), he shall so advise the Issuer in writing within ten (10) days after the receipt of such notice (which requests shall set forth the amount of Registrable Securities for which registration is requested), and the Issuer shall use its commercially reasonable best efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering that is an Underwritten Offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of the Holder and the other Holders (except the Requesting Securityholder) shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Holder and all other Holders (except the Company and the Requesting Securityholder) of securities intended to be included in such Underwritten Offering and the number or kind of securities to be offered for the account of the Holder, to the extent necessary to reduce the total amount or kind recommended by such managing underwriter or underwriters before securities offered by the Issuer or any Requesting Holder are so reduced. Such registration statement shall be subject to the applicable provisions of subsections (i) through (iv) of Subparagraph (A) of this Section.

          (c) Furnish Information. It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to Section 1 that the Holders shall furnish to the Issuer such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Issuer shall reasonably request and as shall be required in connection with the action to be taken by the Issuer.

         (d) Registration Expenses. In case of any registration effected pursuant to Section 1(A) or 1(B), the Holder shall bear all registration and qualification fees and (excluding underwriter's discounts and commissions), including any additional costs and disbursements of counsel for the Issuer that result from the inclusion of securities held by the Holders in such registration. Each selling Holder shall bear the fees and costs of its own counsel in connection with any registration affected pursuant to such Sections.

         (e) Indemnification and Contribution. Subject to Section 1(f) in the event any Registrable Securities are included in a registration statement under
Section 1:

                      (i) To the extent permitted by law, the Issuer will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Issuer and relating to action or inaction required of the Issuer in connection with any such registration; and will reimburse each such Holder, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld) nor shall the Issuer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (ii) To the extent permitted by law, each Holder requesting or joining in a registration will severally indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Issuer (within the meaning of the Act or the 1934 Act) and each agent and any underwriter for the Issuer (within the meaning of the Act or the 1934 Act) against any losses, claims, damages or liabilities, joint or several, to which the Issuer or any such director, officer, controlling person, agent or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities ( or actions in respect thereto) arise out of or are based upon any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                      (iii)Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and (unless the interest of the indemnifying party conflicts with that of the indemnified party) the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party, to the extent that he is prejudiced thereby, of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

                      (iv) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either
(i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Issuer and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Issuer is responsible for the remaining portion; provided, however that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 1(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Issuer to the public without registration, the Issuer agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Issuer;

     (b) file with the SEC in a timely manner all reports and other documents required of the Issuer under the 1934 Act, and

     (c) furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Issuer that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Issuer), and of the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Issuer, and such other reports and documents so filed by the Issuer as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

3. Transfer of Registration Rights. The registration rights of a Holder under
Section 1(b) may be transferred to a transferee who acquired at least 20% of the Registrable Securities originally issued to the Holder, or to a partner or affiliated partnership of such Holder without restriction as to minimum transfer amount. The Issuer shall be given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under Section 1 are being assigned.

4. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given when delivered by hand or mailed by registered or certified mail, return receipt requested, with postage prepaid, to the party or parties to whom such notice is intended to be given at the address of such party first above written or such other address as such party may designate by notice given hereunder.

5.       Miscellaneous.

         (a) This Agreement shall be governed by the laws of the State of New York. If any provision or provisions of this Agreement is found to be void or unenforceable, the remaining provisions or this Agreement shall remain binding and in full force and effect.

         (b) Wherever appropriate, the singular shall be deemed also to mean the plural, and visa versa, and the male gender shall comprehend the female and neuter. The captions in this Agreement are for convenience only, and shall not affect the construction of the provisions hereof.

         (c) This Agreement may be terminated, waived or modified only by a written agreement executed by the party against which enforcement of such termination, waiver or modification is sought. This Agreement merges all prior understandings of the parties with respect to the subject matter hereof.

         (d) This agreement may be executed in several counterparts, each of which shall constitute an original, but all counterparts shall constitute but one and the same Agreement.

         (e) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.



                                           EXUS NETWORKS, INC.

                                           By: ______________________________

                                           Isaac H. Sutton, President



                                           New Millennium Development Group Inc

                                           By:  ______________________________

                                           John Skinner, President